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                                                                    Exhibit 99.2

                        Selected Financial and Other Data

     We are providing to prospective lenders and investors financial information concerning our Adjusted EBITDA and Adjusted Segment EBITDA for each of the years in the five-year period ended December 31, 2001, the six-month periods ended June 30, 2001 and 2002 and the twelve-month period ended June 30, 2002. Adjusted EBITDA and Adjusted Segment EBITDA consist of income (loss) from continuing operations before minority interest, net interest expense, income taxes, cumulative effect of change in accounting principles, and special items (as detailed below) plus depreciation and amortization expense and less income from equity in earnings of affiliates. Adjusted EBITDA and Adjusted Segment EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, other companies in our industry may calculate these financial measures differently than we do. Neither Adjusted EBITDA nor Adjusted Segment EBITDA is a measurement of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as an indicator of operating performance or any other measure of performance derived in accordance with accounting principles generally accepted in the United States.

1. Segment operating profit, Adjusted Segment EBITDA and Adjusted EBITDA are shown in the table below.



                                                                                      Six Months     Twelve Months
                                                                                     Ended June 30   Ended June 30
                                                   Year Ended December 31             (unaudited)     (unaudited)
                                       ------------------------------------------  ----------------   ------------
                                         1997     1998     1999     2000     2001     2001     2002      2002
                                         ----     ----     ----     ----     ----     ----     ----      ----
                                                                        ($ in millions)
Selected Financial Data:

Segment operating profit:

  Agricultural Products............... $  35.1  $ 76.3   $ 64.3   $ 87.8   $ 72.8   $ 55.2   $ 30.0     $ 47.6
  Specialty Chemicals.................    77.2    77.9     73.5     92.4     87.5     41.0     42.4       88.9
  Industrial Chemicals................   135.7   117.5    144.4    114.5     72.6     32.6     35.3       75.3
                                       -------  ------   ------   ------   ------   ------   ------     ------
  Segment operating profit (1)........ $ 248.0  $271.7   $282.2   $294.7   $232.9   $128.8   $107.7     $211.8
                                       =======  ======   ======   ======   ======   ======   ======     ======

Other Data:

Adjusted Segment EBITDA:

   Agricultural Products.............. $ 65.6   $105.5   $ 88.5   $114.4   $100.1    $67.7   $ 43.2     $ 75.6
   Specialty Chemicals................  117.1    114.8    109.9    126.2    121.4     58.1     55.8      119.1
   Industrial Chemicals...............  236.5    197.4    208.2    161.6    122.3     62.4     60.0      119.9
   Corporate..........................  (34.3)   (42.7)   (36.1)   (30.2)   (28.0)   (13.5)   (18.0)     (32.5)
   Other income and (expense), net....    2.6      7.1      9.3      9.6     (1.6)    (4.0)    (5.4)      (3.0)
                                       ------   ------   ------   ------   ------   ------   ------     ------
Adjusted EBITDA....................... $387.5   $382.1   $379.8   $381.6   $314.2   $170.7   $135.6     $279.1
                                       ======   ======   ======   ======   ======   ======   ======     ======

(1) Results for all segments are net of minority interests.

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     2.     EBITDA consists of income (loss) from continuing operations before income taxes, plus depreciation and amortization, minority interest and interest expense minus equity in earnings of affiliates. EBITDA and Adjusted EBITDA are calculated as follows:

                                                                                                                   Twelve
                                                                                                 Six Months     Months Ended
                                                                                               Ended June 30,     June 30,
                                                          Year Ended December 31,                (unaudited)    (unaudited)
                                                -------------------------------------------- ----------------- -------------
                                                 1997     1998     1999(3)  2000(4)    2001      2001     2002       2002
                                                ------   ------    ------   ------    ------    ------   ------     ------
                                                                              ($in millions)
Income (loss) from continuing operations
  before income taxes .......................... $(77.3)  $154.8   $195.1   $158.6   $(472.9)  $(424.1)   $33.1    $(15.7)
Add:
  Depreciation and amortization ................  176.1    148.9    128.5    129.8     131.6      65.4     55.4     121.6
  Minority interest ............................    8.9      6.2      5.1      4.6       2.3       0.6      1.1       2.8
  Interest expense, net ........................   71.6     75.3     76.4     61.8      58.3      29.8     32.4      60.9
Deduct:
  Equity in earnings of affiliates (a) .........    1.8      3.1      4.0     18.5       8.6       0.1      0.8       9.3
                                                 ------   ------   ------   ------    ------    ------   ------    ------
EBITDA ......................................... $177.5   $382.1   $401.1   $336.3   $(289.3)  $(328.4)  $121.2    $160.3
Special Items:
  Gain on divestitures of businesses (b) .......    --       --     (55.5)     --        --        --       --        --
  Asset Impairments (c) ........................  197.0      --      23.1     10.1     323.1     323.1      --        --
  Restructuring charges (d) ....................   13.0      --      11.1     35.2     280.4     176.0     14.4     118.8
                                                 ------   ------   ------   ------    ------    ------   ------    ------
Adjusted EBITDA ................................ $387.5   $382.1   $379.8   $381.6    $314.2    $170.7   $135.6    $279.1
                                                 ======  =======  =======   ======    ======    ======   ======    ======

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(a)  On a quarterly basis, equity in earnings (losses) of affiliates was, for
     2001, $(1.5) million in the first quarter, $1.6 million in the second quarter, $4.7 million in the third quarter and $3.7 million in the fourth quarter and, for 2002, $4.1 million in the first quarter and $(3.3) million in the second quarter. Equity in earnings (losses) of affiliates was previously included in cost of sales and services in our Consolidated Statements of Income for the periods presented.
(b) Gain on divestitures of businesses includes the 1999 sales of our Bioproducts and process additives businesses for pre-tax gains of $20.1 million and $35.4 million, respectively.
(c)  Asset impairments include the following:
     o In 1997, a $120.0 million charge in our phosphorus chemicals business within the Industrial Chemicals segment related to increased environmental capital costs and difficult market conditions from increased international competition and an additional $77.0 million in impairment charges related to our United Kingdom-based process additives business, the partial re-engineering of an herbicide plant, certain lithium assets and the food ingredient facility in Cork, Ireland.
     o In 1999, a $23.1 million charge to write-off the remaining book values of two U.S. lithium facilities and the remaining book value of a caustic soda facility in Green River, Wyoming.
     o In 2000, a $10.1 million charge mostly related to the write-down of certain phosphorus chemicals assets upon the formation of Astaris.
     o In 2001, a $323.1 million charge of which $211.9 million related to Astaris' performance as reported in our U.S.-based phosphorus chemicals business within the Industrial Chemicals segment, $98.9 million related to the impairment of the Specialty Chemicals' lithium operations in Argentina and an additional $12.3 million of impairments related to cyanide operations within the Industrial Chemicals segment.
(d)  Restructuring and other charges include the following:
     o In 1997, a $13.0 million charge in our Agricultural Products segment primarily for workforce reductions.
     o In 1999, an $11.1 million charge related to the divestiture and restructuring of several business and support departments and head-count reductions in Specialty Chemicals required to achieve planned synergies.
     o In 2000, a $35.2 million charge related to the formation of Astaris LLC and the recording of environmental accruals for increased cost estimates in the ongoing remediation of several phosphorus properties. These environmental accruals included a $12.6 million increase in reserves related to currently operating facilities, of which $9.3 million were related to remediation at our Pocatello site.
     o In 2001, a $280.4 million charge, including $247.9 million in restructurings related largely to our U.S. Phosphorus business within the Industrial Chemicals segment. These charges are primarily related to the shutdown of our Pocatello plant, including a net charge of $47.4 million for future site remediation and a provision of $42.7 million for future projected financing obligations related to the impairment of our Astaris investment. The remaining charges related to corporate reorganization costs, changes in our Agricultural Products research and development focus and minor restructurings at several smaller chemical facilities including a $5.7 million charge related to the idling of our Granger soda ash facility and a $2.5 million increase in environmental reserves related to currently operating facilities.
     o In 2002 a $14.4 million charge included $1.0 million in the Industrial Chemicals segment related to the idling of our Granger caustic soda ash facility. We recorded a charge of $2.4 million in our Agricultural Products segment for the idling of its sulfentrazone plant as a consequence of implementing the new business strategy in the segment. A further $3.1 million charge resulted from premiums incurred in the redemption of debentures related to Meridian Gold.